Exhibit 10.18

FIRST AMENDMENT TO LEASE

GZI FIRST NORTH 1, LLC

This First Amendment to Lease is made as of this 26th day of January, 2022, by and between GZI First North 1, LLC, a Delaware Limited Liability Company, (as Lessor/Landlord) and EARGO, INC., A DELAWARE CORPORATION (as Lessee/Tenant).

RECITALS

A. Lessor and Lessee entered into that certain STANDARD FORM OFFICE LEASE dated for reference purposes only JULY 31, 2021 and executed on September 3, 2021, with respect to those certain premises known as 2665 North First Street, Suite 300, Suite 200 and Suite 112, San Jose, California, consisting of approximately 30,153 rentable square feet of office space (the Premises).

B. Lessor and Lessee desire to AMEND the terms of the Lease according to the provisions herein contained.

C. In the event of any conflict between this First Amendment to Lease and the Lease, the terms and conditions of this First Amendment to Lease shall control.

THE PARTIES HEREBY AGREE AS FOLLOWS:

AGREEMENT

1.

Premises Square Footage: (Pursuant to Article 1, Paragraph 6, Page 2) The Premises Square Footage shall be amended to read: Approximately 3,736 rentable square feet (Suite 200), and approximately 25,417 rentable square feet (Suite 300), and approximately 1,000 rentable square feet (Suite 112).

2.

Exhibit A, B, C, D, and E: (Pursuant to each Exhibit attached to the Lease) In the first sentence of each Exhibit, and for clarification, the referenced Date of the Standard Form Office Lease, shall be dated for reference purposes only JULY 31, 2021.

3.

Miscellaneous: This Agreement: (a) contains the entire agreement between the parties regarding the matters covered in this Agreement, and there have been no other statements, promises, or representations made by the parties that are intended to alter, modify, or complement this Agreement; (b) may not be altered, amended, modified, or otherwise changed in any respect, except by a writing executed by an authorized representative of each party; (c) may be executed in one or more counterparts, each of which shall be deemed an original, and all taken together, shall constitute one and the same instrument; (d) shall bind and inure to the benefit of the parties and their respective heirs, successors, and assigns; and (e) may be executed and transmitted electronically and such electronic signatures shall be deemed originals as provided in the Uniform Electronic Transactions Act, Civil Code §1631.1, et seq.

Initials____

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4.	All other terms and conditions of the above referenced Lease agreement shall remain in full force and effect for the term hereof.

5.	This amendment shall be effective upon both Lessor and Lessee’s full execution.

LESSEE:

Eargo, Inc.,

A Delaware Corporation

/s/ Adam Laponis

Signature

Adam Laponis         Chief Financial Officer

1/27/2022

Date

LESSOR:

GZI First North 1, LLC,

A Delaware Limited Liability Company

/s/ Ming Lin

Signature

Ming Lin              Managing Member

1/28/2022

Date

Initials    /s/ AL

   /s/ ML